Exhibit 24.2
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Gordon W. Ommen and Richard K. Atkinson, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-1 of US BioEnergy Corporation (Registration No. 333-136279) (the “Registration Statement”), and any registration statement relating to the offering covered by such Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed below by the following persons in the capacities indicated on October 27, 2006.

Signature	Title

/s/ MARK A. RUELLE	Director

Mark A. Ruelle